MORTGAGE WAREHOUSING AND SECURITY AGREEMENT

        This Mortgage Warehousing And Security Agreement (the "Agreement"), dated as of the ____ day of ______ 1997, by and between Westmark Group Holdings Inc., a Delaware Corporation and Westmark Mortgage Corporation, a California Corporation (the "Companies"), and Mortgage Corporation of America, a Michigan Corporation.

                                    RECITALS

        WHEREAS, the Companies desire to warehouse certain mortgage loans with Mortgage Corporation of America pending the sale of such loans; and

        WHEREAS, Mortgage Corporation of America has agreed to establish a revolving line of credit in favor of the Companies to be secured by such mortgage loans and related collateral;

        NOW, THEREFORE, the Companies and Mortgage Corporation of America agree as follows:

                                   ARTICLE I
                                  DEFINITIONS


        The following terms have the meanings setforth in this Article I. Each definition covers the singular and plural as the context may require.

        Section 1.1. The term "Advance" means the funds Mortgage Corporation of America advances to the Companies under the terms of this Agreement.

        Section 1.2. The term "Agreement Period" means the period of time in which the Facility shall be in effect. The duration of the Agreement Period is set forth in Section 2.1 of this Agreement

        Section 1.3. The term "Attachment" has the meaning set forth in Section 3.5(iv) of this Agreement.

        Section 1.4. The term "Authorized Person" means a person who, by a resolution or other appropriate evidence of corporate authority which has been furnished to Mortgage Corporation of America in form and substance satisfactory to Mortgage Corporation of America, is authorized to borrow on behalf of the Companies and to execute documents which bind the Companies to repay borrowed funds and perform by obligations. The Companies shall have no more than three(3) Authorized Persons under this Agreement.

        Section 1.5. The term "Borrowing Base" means, as of any date of which it is determined, an amount equal to (a) the Credit Value of all applicable Collateral Mortgage Loans, less (b) the Credit Value of any Collateral Mortgage Loans excluded from the Borrowing Base pursuant to the provisions of this Agreement.

        Section 1.6. The term "Business Day" means any day other than a Saturday or Sunday, or a day on which banks in Michigan are either authorized or obligated to close.

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        Section 1.7. The term "Collateral" means all of the property, whether real, personal, or otherwise, on which the Companies grant to Mortgage Corporation of America a continuing security interest in order to secure the Companies' prompt payment and performance of all the Companies' obligations hereunder and under the Note, and under all renewals, extensions, increases, modifications, and amendments hereto and thereto. The term "Collateral" includes, without limitation, (i) all Collateral Mortgage Loans, (ii) all payments and prepayments of principal, interest, penalties, and other sums due or to become due on each Collateral Mortgage Loan, (iii) insurance policies and any payments made pursuant to such policies, (iv) servicing rights as to such Collateral Mortgage Loans, and (v) Proceeds of all of the foregoing.

        Section 1.8. The term "Collateral Mortgage Loan" means each Mortgage Loan pledged to the Custodian or to Mortgage Corporation of America pursuant to the terms of this Agreement, and includes, without limitation, all Mortgage Documents and other documents executed by the mortgagors/borrowers in respect of each Mortgage Loan. It is expressly understood that only Mortgage Loans (as defined in Section 1.31) can qualify as Collateral Mortgage Loans.

        Section 1.9. The term "Commitment Fee" means that fee set forth in
Section 2.6 of this Agreement.

        Section 1.10. The term "Commitment Price" means, in respect of each Mortgage Loan, the price for such Mortgage Loan which Purchaser has agreed to pay, as set forth in a Purchase Commitment regarding such Mortgage Loan.


        Section 1.11. The term "Credit Line Amount" has the meaning set forth in
Section 2.2 of this Agreement.

        Section 1.12. The term "Credit Value" means the lesser of the Note Amount or 98% of the Commitment Price.

        Section 1.13. The term "Custodian" means Mortgage Corporation of America, at its Southfield, Michigan offices or any other entity or person whom Mortgage Corporation of America may designate.

        Section 1.14. The term "Draw Fee" refers to the fee incurred by the Companies upon their making a Request for Advance, as set forth in Section 2.7(i) of this Agreement.

        Section 1.15. The term "Eastern Time" means either Easterm Standard Time or Easterm Daylight Time, as either may be in effect from time to time in Southfield, Michigan.

        Section 1.16. The term "Event of Default" has the meaning set forth in
Section 7.1 of this Agreement.

        Section 1.17. The term "Expiration Date" means the earlier of the two times set forth in Section 2.1 of this Agreement.

        Section 1.18. The term "Facility" means the revolving line of credit established pursuant to the terms of this Agreement in favor of the Companies.

        Section 1.19. The term "FHA" means the Federal Housing Administration or a successor agency thereto.

        Section 1.20. The term "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor agency thereto.

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     Section 1.21. The term "FNMA" means the Federal National Mortgage
Association, or any successor agency thereto.

     Section 1.22. The term "FTC" means the Federal Trade Commission, or any successor agency thereto.

     Section 1.23. The term "Funding Amount" means, as to any Mortgage Loan, the amount required of the Companies to close the Mortgage Loan, usually including the principal amount of the Mortgage Loan less discount points, origination fee, prepaid interest and any other amounts required to be paid in cash at loan closing by the mortgagor/borrower or other party to the transaction.

     Section 1.24. The term "Funding Documents" means, with respect to any Advance to be secured by a Mortgage Loan not closed at the time of the Request for Advance (and therefore accounted for under the Wet Sublimit): (A) a copy of the unexecuted Mortgage Note; (B) a copy of the unexecuted Mortgage; (C) a takeout commitment from the Purchaser, and (D) an assignment to Mortgage Corporation of America in recordable form.

     Section 1.25. The term "Guarantor" has the meaning set forth in Section 6.4 of this Agreement, and includes all persons or entities which execute a Guaranty.

     Section 1.26. The term "Guaranty" means the Continuing Guaranty of other guaranty agreement executed by a Guarantor, in substantially the form annexed hereto as Exhibit D.

     Section 1.27. The term "Insolvency Proceeding" has the meaning set forth in
Section 7.1(ix)(f) of this Agreement.

     Section 1.28. The term "Loan" means the aggregate amount of principal, interest outstanding under the Note, together with all fees and other amounts due from the Companies to Mortgage Corporation of America under this Agreement or the Note.

     Section 1.29. The term "Maturity" means, in respect of any Advance, the earliest of (A) the date any Collateral Mortgage Loan securing the Advance is sold to a Purchaser, or (B) thirty days from the date of the Advance, or (C) the date of a mandatory prepayment triggered by an Event of Default, or (D) the Expiration Date.

     Section 1.30. The term "Mortgage Documents" means, in respect to any Mortgage Loan: (A) the duly executed Mortgage Note made by the mortgagor/borrower under such Mortgage Loan, properly endorsed by the Companies in blank; (B) an unrecorded, duly execute and acknowledged assignment of the mortgage securing such Mortgage Note, by the Companies, as assignor, to Purchaser, as assignee, in recordable form; (C) either (i) the original recorded deed of trust or mortgage securing such Mortgage Note, or (ii) or a photocopy of the original deed of trust or mortgage, certified by a title or escrow company to be a true copy of the original document delivered for recording; and (D) such other documents pertaining to such Mortgage Loan as Mortgage Corporation of America may reasonably require from time to time.

     Section 1.31. The term "Mortgage Loan" means a loan secured by a first lien or real property (A) which is improved by a completed one-to-four family dwelling unit located in the United States, and (B) which is subject to and covered by a firm written commitment in the form of an approval letter issued in favor of the Companies by either Mortgage Corporation of America, its affiliates, or another investor satisfactory to Mortgage Corporation of America (collectively referred to as "Purchaser") pursuant to which such Purchaser commits to purchase such Collateral Mortgage Loan (in each case, a "Purchase Commitment") within 30 days of Mortgage Corporation of America having made an Advance secured by such Collateral Mortgage Loan.

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     Section 1.32. The term "Mortgage Note" means the duly executed mortgage note made by the mortgagor/borrower in favor of the Companies under a Mortgage Loan, properly endorsed by the Companies in blank.

     Section 1.33. The term "Mortgage Note Amount" means the unpaid principal balance of a Mortgage Note at the time such Mortgage Note is delivered to the Custodian.

     Section 1.34. The term "Note" means the note payable to the order of Mortgage Corporation of America, in substantially the form annexed hereto as Exhibit A, which evidences the Companies' obligation to repay all Advances.

     Section 1.35. The term "Notice" has the meaning set forth in Section 3.5(iv) of this Agreement.

     Section 1.36. The term "Obligations" means Companies' obligations hereunder and under the Note, and under all renewals, extensions, increases, modifications, and amendments hereto and thereto.

     Section 1.37. The term "Prime Rate" means the rate designated as the Prime Rate in the Wall Street Journal. In the event the Wall Street Journal ceases publication of the Prime Rate, then Mortgage Corporation of America may, in its sole discretion, select a similar rate for the purposes of determining the interest due hereunder, provided that neither the value of this newly chosen rate nor its fluctuation from time to time is controlled by Mortgage Corporation of America.

     Section 1.38. The term "Proceeds" has the meaning given to it in the version of the Uniform Commercial Code adopted by the State of Michigan, as the same is in effect as of the date of this Agreement.

     Section 1.39. The term "Purchase Commitment" means a letter which constitutes a firm commitment by a Purchaser to purchase a specific Mortgage Loan at a specific price within thirty days after Mortgage Corporation of America makes an Advance secured by such Mortgage Loan.

     Section 1.40. The term "Purchaser" means an entity which issues a Purchase Commitment. As indicated in Section 1.31 above, the class of Purchasers is limited to the following entities: Mortgage Corporation of America; one of Mortgage Corporation of America's affiliates; and other investors satisfactory to Mortgage Corporation of America.

     Section 1.41. The term "Request for Advance" means a request for an Advance conveyed to Mortgage Corporation of America by an Authorized Person either in writing, by mail or telecopy and in substantially the form set forth in Exhibit E hereto.

     Section 1.42. The term "UCC" means the Uniform Commercial Code adopted by the State of Michigan, as amended from time to time.

     Section 1.43. The term "VA" means the Veterans Administration or any successor agency thereto.

     Section 1.44. The term "We Sublimit" means the dollar amount set forth in
Section 2.3, which is the maximum amount of Advances Mortgage Corporation of America will extend against unexecuted Mortgage Notes delivered to Mortgage Corporation of America.

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                                   ARTICLE II
                                  THE FACILITY

         Section 2.1 - The Agreement Period. The Agreement Period shall continue from the date hereof until the Expiration Date, which is defined as the earlier of (A) the termination of this Agreement by Mortgage Corporation of America or the Companies pursuant to Section 8.3 of this Agreement, or (B) ____________ Upon the Expiration Date, (X) any amounts owned by the Companies to Mortgage Corporation of America under the Note or otherwise in connection with this Agreement that are not paid in full shall become immediately due and payable without demand on or notice to the Companies, and (Y) Mortgage Corporation of America's obligations to make Advances, whether under Section 2.7 or otherwise, shall terminate.

         Section 2.2 - Maximum of Advances. Subject to the terms and conditions of this Agreement, Mortgage Corporation of America agrees during the Agreement Period to make Advances to the Companies up to an aggregate principal amount not to exceed at any one time outstanding the lesser of Two Million Dollars ($2,000,000) (this amount being the "Credit Line Amount") or the Borrowing Base.

         Section 2.3 - The Wet Sublimit. The Wet Sublimit applicable to the Companies is Five Hundred Thousand Dollars ($500,000). This is a maximum amount of Advances outstanding at any one time which Mortgage Corporation of America will make against unexecuted Mortgage Notes delivered to Mortgage Corporation of America.

         Section 2.4 - The Note.

            (i) The obligation of the Companies to repay the Advances hereunder shall be evidenced by a Note of even date herewith, duly executed on behalf of the Companies by an Authorized Person and payable to the order of Mortgage Corporation of America, in full on the Expiration Date or in full or in part on such earlier date or dates as any Advance evidenced thereby shall be prepayable pursuant to the provisions of this Agreement.

            (ii) The Companies shall repay the entire outstanding amount of each Advance hereunder prior to Maturity and in no event later than the Expiration Date.

            (iii) Proceeds received from the sales or other dispositions of Collateral Mortgage Loans shall be applied to repay any outstanding Advances plus interest and fees due. Mortgage Corporation of America shall apply such Proceeds in the following order: (A) to pay in full any fees or penalties owing by the Companies to Mortgage Corporation of America, (B) then to pay in full all outstanding interest accrued pursuant to the terms of the Note as of the date of Mortgage Corporation of America's receipt of the Proceeds, (C) then to pay principal outstanding under the Note.

            (iv) In the event that the Borrowing Base is at any time less than the sum of all outstanding Advances plus accrued interest and fees due but not paid, the Companies shall immediately, without demand or notice, repay outstanding Advances in an amount sufficient to cause the Borrowing Base to equal or exceed the amount of all outstanding Advances, after giving effect to such repayment.

            (v) The Companies may at any time prepay outstanding amounts under the Facility without penalty.

            (vi) Whenever any payment to be made by the Companies either hereunder (including the payment of the Commitment Fee or other fees described herein) or under the Note shall be due on a day which is not a Business Day, the payment shall be due, and the Companies shall make the payment, no later than the next succeeding


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Business Day and such extension of time shall be included in the computation of interest hereunder or under the Note.

            (vii) Any payment received by Mortgage Corporation of America after 2:00 pm Eastern Time shall be deemed to have been received by Mortgage Corporation of America on the next Business Day.

         Section 2.5 - Interest.

            (i) Interest on each Advance as provided for in the Note shall begin to accrue as of the date an Advance is made by Mortgage Corporation of America to the Companies. Interest and Draw Fees shall be due and payable in arrears on the date a loan is purchased by a Purchaser, and the total amount of these two will be deducted from Proceeds received from the Purchaser and paid to Mortgage Corporation of America before any funds are applied to pay down the principal balance of the Loan. Any deficiency in payment of interest and/or Draw Fees must be paid by the Companies on the date funds are received by the Purchaser.

            (ii) Any Advance accounted for as part of the Wet Sublimit will bear an interest rate equal to the Prime Rate plus One percent (1%). All other Advances will bear an interest rate of Prime Rate plus One percent (1%).

            (iii) From and after Maturity as to any Advance, and as to the entire Loan upon the Expiration Date, to the extent not paid in full as required herein, the unpaid principal balance of all Loans shall, to the extent permitted by applicable law, bear interest at a rate per annum equal to the Prime Rate plus seven percent (7.0%), payable on demand, whether before or after the entry of any judgment thereon, computed and adjusted as set forth in Section 2.5(ii).

            (iv) All interest and fees payable hereunder shall be calculated on a 360-day year basis for the actual number of days elapsed. In computing interest on any Advance, the date of the making of the Advance and the date of payment shall be included in the calculation. If an Advance is repaid on the same day on which it is made, one day's interest shall be paid on the Loan.

         Section 2.6 - Commitment Fee. As additional consideration for Mortgage Corporation of America to make Advances, the Companies shall pay to Mortgage Corporation of America a Commitment Fee equal to Zero percent (0%) of the Credit Line Amount as of the first day of the Agreement Period, payable in full upon the execution of this Agreement. Mortgage Corporation of America reserves the right, subject to a 30 day written notice, to assess other fees relating to services performed in relation to this agreement pursuant to such schedule of fees as Mortgage Corporation of America may hereafter publish.

         Section 2.7 - Procedure for Requesting an Advance.

            (i) Any Authorized Person may convey to Mortgage Corporation of America a Request for Advance hereunder in writing, by mail or telecopy and in substantially the form set forth in Exhibit E hereto. Each Request for Advance shall incur a non-refundable Draw Fee of Fifty Dollars ($50.00), or One Hundred Fifty Dollars ($150.00) if the Mortgage Loan(s) pledged to secure the Advance is/are to be sold to a Purchaser other than Mortgage Corporation of America or one of its affiliates.

            (ii) Each Request for Advance must be received no later than forty-eight hours prior to the proposed closing of the Mortgage Loan(s), and shall specify (A) the date the proposed Advance is to be made (which day shall be a Business Day), (B) the amount of the proposed Advance, (C) the name and address of the mortgagor/borrower,


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(D) the address of the property securing the proposed Mortgage Loan to such mortgagor/borrower, (E) the date, time and place of the closing and (F) instructions to Mortgage Corporation of America for wiring the funds comprising the Advance to the financial institution that the Companies designate in the Request for Advance.

            (iii) Companies shall attach to each Request for Advance a copy of the Purchase Commitment (regardless of whether the Purchaser is Mortgage Corporation of America, one of its affiliates, or a third party) which Purchase Commitment specifically states the terms of the Purchase as well as the date for the purchase and sale of the Mortgage Loan. In addition, Companies shall attach to its Request for Advance a certificate confirming the continued existence, truth, and validity of the matters set forth in Article IV (Representations and Warranties) and Article V (Covenants) herein. Any Request for Advance received by Mortgage Corporation of America after 2:00 pm Eastern Time shall be deemed to have been received by it on the next Business Day. The Companies agree that, in implementing the arrangements described in this Section 2.7, Mortgage Corporation of America is authorized to honor, and the Companies shall be obligated to repay under the terms of this Agreement, any Request for Advance which it believes in good faith to emanate from an Authorized Person for whom the Companies have furnished a resolution or other appropriate evidence of corporate authority.

         Section 2.8 - Procedure for Making Advances.

            (i) Prior to the making of any requested Advance hereunder, the Companies shall cause to be delivered to the Custodian the Mortgage Documents or Funding Documents in respect of Mortgage Loans having a Credit Value of not less than the amount of such requested Advance.

            (ii) Provided that Mortgage Corporation of America is satisfied that the Request for Advance and all requirements with respect thereto are complete and provided that, in the sole judgment of Mortgage Corporation of America, the Mortgage Documents or Funding Documents are in good order, Mortgage Corporation of America shall be obligated to make an Advance hereunder. Mortgage Corporation of America shall make such Advance by wiring funds in a commercially reasonable manner pursuant to such instructions as the Companies shall provide in the Request for Advance.

         Section 2.9 - Amount of Advances. The Companies shall not permit the aggregate outstanding principal balance of all (i) Advances, plus (ii) Requests for Advances, plus (iii) interest and fees due but unpaid to exceed at any time the lesser of the Borrowing Base or the Credit Line Amount. In the event that the sum of the foregoing amounts exceeds the applicable limit set forth in this
Section 2.9, the Companies shall immediately repay such excess or withdraw any Request for Advance so that Companies shall not violate this Section 2.9. At no time shall Mortgage Corporation of America be required to advance sums in excess of the limit set forth in this Section. However, Mortgage Corporation of America shall have no liability in the event it advances sums in excess of such limit, and any amounts so advanced shall be repaid as provided in this section.

                                   ARTICLE III
                                SECURITY INTEREST

         Section 3.1 - Grant of Security Interest. The Companies hereby grant to Mortgage Corporation of America a continuing security interest in and to all of the Companies' right, title and interest in and to: (i) each Collateral Mortgage Loan, including, without limitation, all Mortgage Documents and other documents executed by the mortgagors/borrowers in respect of each Mortgage Loan, and all other documents which the Companies has title to or an interest in which are related to any Mortgage Loan, together with all payments and prepayments of principal, interest, penalties and other sums due or to become due on each Collateral Mortgage Loan, insurance policies, servicing rights as to such Collateral Mortgage Loans, and the Proceeds thereof of any kind in connection


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with each Mortgage Loan; (ii) each Purchase Commitment currently existing or hereafter acquired in respect of any Mortgage Loan; and (iii) the Proceeds of all of the foregoing (the foregoing collectively referred to herein as the "Collateral"), in order to secure the prompt payment and performance of all the Companies' Obligations.

         Section 3.2 - Companies Remain Liable. Anything herein to the contrary notwithstanding.

            (i) the Companies shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed;

            (ii) the exercise by Mortgage Corporation of America of any of its rights hereunder shall not release the Companies from any of their duties or obligations under the contracts and agreements included in the Collateral; and

            (iii) Mortgage Corporation of America shall not, individually or collectively, have any obligation or liability under the contracts or agreements included in the Collateral by reason of this Agreement, nor shall Mortgage Corporation of America be obliged to perform any of the obligations or duties of the Companies thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         Section 3.3 - Authority to Collect. Except as otherwise set forth in this Agreement and except for prepayments received on a Mortgage Loan, unless and until the occurrence of an event which constitutes an Event of Default hereunder, the Companies shall continue to collect all amounts due and to become due under the Collateral Mortgage Loans and in connection therewith may take such action as the Companies may deem necessary, advisable, convenient or proper for the enforcement thereof to the extent consistent with the Companies' covenants and agreements set forth in Section 3.5. Upon receipt of any prepayments on any Mortgage Loan, the Companies shall immediately pay such amount as a payment on the Note.

         Section 3.4 - Release of Collateral. The Companies and Mortgage Corporation of America hereby agree that in the event any party obligated under any contract or agreement included in the Collateral notifies the Companies in writing that the sale, transfer or assignment of such contract or agreement pursuant to the terms of this Agreement constitutes a default under such contract or agreement, or if the Companies declare a default under any contract, agreement, or mortgage to which Companies are a party and which is included in the Collateral, and that, as a result of such sale, transfer or assignment, or default such party or the Companies have elected to terminate such contract or agreement, the affected Collateral shall be deemed ineligible as Collateral under this Agreement and shall be immediately replaced with eligible Collateral or, in the alternative, Companies shall make such payments of principal sufficient to reduce the amount outstanding under the Note to an amount permitted under Section 2.9 hereof.

         Section 3.5 - Security Covenants. To protect the security afforded by this Article III, the Companies covenant and agree as follows:

            (i) The Companies will comply with, perform and discharge each and every obligation, covenant, condition, duty and agreement contained in the Purchase Commitments, which are to be performed by the Companies;

            (ii) Without the prior written consent of Mortgage Corporation of America, the Companies will not waive, excuse, condone, or forgive any breaches, defaults, or failures of performance (however defined), or in any manner release or discharge any party to any agreement from the obligations, covenants, conditions, duties and requirements contained in any such agreement or amend, modify or otherwise change, terminate or assign any


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agreement or agree to do any of the foregoing, if the consequences of any of the foregoing acts would be to adversely affect the Companies' condition, financial or otherwise or to adversely affect the security provided hereby;

            (iii) At their sole cost and expense, the Companies will promptly and diligently exercise each and every material right it may have with respect to any Collateral Mortgage Loans and will appear in and defend in good faith any action or proceeding arising under, growing out of or in any manner connected with the obligations, covenants, conditions, duties, agreements or liabilities of the Companies under any of the Collateral Mortgage Loans;

            (iv) In the event of receipt of actual, record or constructive notice ("Notice") of attachment, execution, lien, security interest, claim, encumbrance or other levy or legal process (each an "Attachment") against all or any part of the Collateral Mortgage Loan(s) or the real property covered by it/them, the companies shall (i) immediately notify Mortgage Corporation of America in writing of receipt of any such Notice, and (ii) immediately take all steps necessary to vigorously defend against such Attachment. Within ten (10) days of receipt of any Notice, and in no event later than five (5) days before a sale (or any removal from the Companies' control) of all or any part of the Collateral Mortgage Loan(s) or the real property covered by it/them, the Companies shall eliminate any such Attachment asserted against it or all or any part of the Collateral Mortgage Loan(s). In the event that Mortgage Corporation of America has received any Notice or has been notified of receipt by the Companies of same, Mortgage Corporation of America may, but shall be under no obligation to, take any action it deems advisable, in its sole, absolute and unfettered discretion, to eliminate any such Attachment, and the Companies shall immediately reimburse Mortgage Corporation of America for all costs and expenses incurred in connection therewith. Failure by Companies to reimburse Mortgage Corporation of America within two (2) days of demand by Mortgage Corporation of America shall constitute an Event of Default under Section 7.1(iv) hereof.

         Section 3.6 - Purchase of Collateral Mortgage Loans.

            (i) In the event Mortgage Corporation of America becomes a Purchaser of a Collateral Mortgage Loan, the Proceeds of the purchase price shall be applied in the following order: (A) to pay in full any outstanding fees owed by the Companies to Mortgage Corporation of America under the terms of this Agreement, the Note, or any other document or agreement contemplated herein or therein or associated herewith or therewith; (B) to pay in full any outstanding interest owed by the Companies to Mortgage Corporation of America under the terms of this Agreement, the Note, or any other document or agreement contemplated herein or therein or associated herewith or therewith; (C) to pay in full any outstanding principal (but first from the Advance made against the Collateral Mortgage Loan and then from any other Advances due or past due). The remainder of funds constituting the Proceeds, if any, shall be paid to the Companies at its discretion.

            (ii) In the event a Purchaser other than Mortgage Corporation of America commits to purchase any Collateral Mortgage Loan, the Proceeds of the purchase shall be remitted directly to Mortgage Corporation of America and applied in the same manner as under Section 3.6(i).

         Section 3.7 - Warehousing Time Limitations; Mandatory Prepayment. If with respect to any Collateral Mortgage Loan:

            (i) such Collateral Mortgage Loan remains pledged to Mortgage Corporation of America in excess of sixty (60) days; or


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            (ii) such Collateral Mortgage Loan (A) is or becomes ineligible for purchase under the Purchase Commitment in respect thereof, or (B) is rejected (for any reason and regardless of whether such rejection is permitted under the terms of the Purchase Commitment of any other document) by the party otherwise obligated to purchase the Collateral Mortgage Loan under the applicable Purchase Commitment; or

            (iii) any payment owing with respect to such Collateral Mortgage Loan becomes thirty (30) days or more past due; or

            (iv) Mortgage Documents relating to such Mortgage Loan has been delivered to the Companies for correction and have not been redelivered within seven(7) days to Mortgage Corporation of America or the Custodian, as applicable; then, in any such case, the amount warehoused for that particular Advance must be repaid immediately.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         The Companies represent and warrant to Mortgage Corporation of America that:

         Section 4.1 - Corporate Existence. Companies are duly organized, validly existing, and in good standing as a corporation under the laws of the State of Delaware and California; are qualified to do business in each jurisdiction where their ownership of property or conduct of business requires such qualification and where failure to qualify would have a material adverse effect on the Companies or their property and/or business or on the ability of the Companies to pay or perform the Obligations; and has the corporate power and authority and the legal right to own and operate their property and to conduct business in the manner in which they do and propose so to do.

         Section 4.2 - Due Authorization. Companies' execution, delivery, and performance under this Agreement and the Note have been approved by all necessary corporate action, and this Agreement and the Note have been duly authorized, executed and delivered by an Authorized Person on behalf of the Companies, and each of this Agreement and the Note constitutes the valid and binding obligation of the Companies enforceable in accordance with its respective terms, except as the enforceability of any thereof may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium of other laws affecting the enforcement of creditors' rights, or by general principles of equity.

         Section 4.3 - Enforceability. The Loan, and each Advance, made by Mortgage Corporation of America pursuant to this Agreement will constitute a valid, binding and enforceable obligation of the Companies except as the enforceability of any thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights, or by general principles of equity.

         Section 4.4 - Authority. The Companies have all requisite legal and corporate authority to execute, deliver, and perform their obligations as set forth in this Agreement and the Note and no consent, approval or waiver of or from any entity which has not been obtained is necessary in connection therewith.

         Section 4.5 - Legality. The execution, delivery, and performance of this Agreement and the Note will not violate or conflict with any law, rule, regulation, order, judgement, organizational document, indenture, instrument or agreement by which the Companies or any of its property or assets is bound.

         Section 4.6 - Consents. No consent or approval of any holder of any indebtedness or obligation of the Companies, and no consent, permission, authorization, order or license of any governmental authority, is necessary in connection with its execution, delivery, and performance of this Agreement and the Note or any transaction contemplated hereby or thereby.

         Section 4.7 - Contravention. There is no provision of any instrument or agreement, written or oral, to which the Companies are a party or under which the Companies are obligated or under which any of the Companies' properties or assets may be bound, nor is there any statute, rule or regulation (including, without limitation, any usury or other similar law), or any judgment, decree or order of any court or agency binding on the Companies, which would be contravened by the execution and delivery of this Agreement or the Note or by the performance of any provision, condition, covenant or other term hereof or thereof.

         Section 4.8 - No Event of Default. No event has occurred and is continuing or would result from the making of a Loan or advance hereunder which constitutes an Event of Default as defined below in Article VII.

         Section 4.9 - Material Misrepresentation. No representation or warranty contained herein or in the Note, and no certificate or report furnished by the Companies in connection with the transactions contemplated hereby or thereby, contains a misstatement of material fact, or omits to state any material fact.

         Section 4.10 - Security Interest. Except for the due filing of any financing statement or other security document with respect to the Collateral and except for delivery to the Custodian of any Collateral as to which possession is the only manner of perfecting a security interest in such Collateral and insurance proceeds, no further action need be taken in order to establish and perfect Mortgage Corporation of America's first priority security interest in the Collateral.

         Section 4.11 - Licenses. Companies are licensed under the Mortgage Brokers, Lenders, and Servicers Licensing Act and other applicable federal, state, and local laws, and will provide proof satisfactory to Mortgage Corporation of America of such license(s) and will continue to maintain such license(s) in good standing during the term of this Agreement and any renewal, extension, modifications, and/or amendment hereto.

         Section 4.12 - Compliance. Companies represent and warrant that, to the extent required, each Collateral Mortgage Loan and all documents related thereto comply with all provisions of all applicable state and federal laws regulations, including without limitation:

          1. the Truth in Lending Act;
          2. the Equal Credit Opportunity Act;
          3. the Real Estate Settlement Procedures Act;
          4. the National Flood Insurance Act;
          5. the Fair Credit Reporting Act;
          6. the Fair Housing Act;
          7. the Right to Financial Privacy Act;
          8. the Community Reinvestment Act;
          9. the Home Mortgage Disclosure Act;
         10. all applicable federal and/or state usury laws or regulations;
         11. all FHA/VA, FNMA, FHLMC, or GNMA regulations, guidelines, or procedures;

         It is expressly understood that the regulations (if any) which correspond to and/or implement the laws listed immediately above are included within the scope of this representation/warranty.

         Section 4.13 - Litigation. Except as set forth in Exhibit C annexed hereto and made a part hereof, there are no unsatisfied judgments, suits, arbitrations, investigations, enforcement actions, cease and desist orders, injunctive actions or other judicial, administrative or arbitration proceedings pending or threatened (i) relating to any of the Collateral Mortgage Loans or
(ii) against the Companies.

         Section 4.14 - General. Companies represent and warrant that the Agreement is valid and enforceable that all signatures on the Agreement are genuine, and that the Agreement, the extension of credit evidenced by the Agreement, and all transactions and circumstances related thereto comply with all applicable federal, state and local laws and regulations.


                                   ARTICLE V
                                   COVENANTS

         The Companies covenant and agree with Mortgage Corporation of America that;

         Section 5.1 - Enforcement. Companies shall, at their sole cost and expense:

                  (i) exercise promptly and diligently each and every material right it may have under any Collateral Mortgage Loan which, if not so exercised, might materially and adversely affect the interests of the Companies or Mortgage Corporation of America thereunder, and

                  (ii) appear in and defend in good faith any action or proceeding arising under, growing out of or in any manner connected with the obligations, covenants, conditions, duties, agreements or liabilities of the Companies under any Collateral Mortgage Loan.

         Section 5.2 - Settlement. Mortgage Corporation of America shall be under no duty to demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize upon the Collateral.

         Section 5.3 - Notices. At all times during the Agreement Period, the Companies shall promptly give written notice to Mortgage Corporation of America of:

                  (i) any item of litigation affecting the Companies in which the amount in controversy is Fifty Thousand Dollars ($50,000.00) or more, and all items of litigation wherein the aggregate amounts in controversy for all litigation equals or exceeds One Hundred Thousand Dollars ($100,000.00) and, upon Mortgage Corporation of America's request, deliver to Mortgage Corporation of America copies of all pleadings served on or filed by the Companies; and

                  (ii) any Event of Default; and

                  (iii) any material adverse change in the financial condition, prospects or operations of the Companies; and

                  (iv) warehouse lines of credit with lenders other than Mortgage Corporation of America; and

                  (v) the receipt of any notice from the FHA, or the VA, or FNMA, or FHLMC (if the Companies are an approved Seller/Servicer of FHA, VA, FNMA, and/or FHLMC obligations) that such agency intends to put the

Companies or any officer or employee of Companies on probation or other supervisory review status, or that it will cease purchasing mortgage loans from the Companies, and any notice from FHA or VA that the Companies may lose its status as an approved mortgagee or lender in good standing eligible to participate in the FHA insurance or the VA guaranty programs; and

                  (vi) any notification from the FTC or the applicable state agency that Companies have violated any law or regulation.

         Section 5.4 - Representations and Warranties. The Companies shall cause the representations and warranties contained in Article IV hereof to be true and correct at all times during the Agreement Period.

         Section 5.5 - Records.

                  (i) The Companies shall maintain adequate books, accounts and records and prepare or cause to be prepared all financial statements required hereunder in accordance with generally accepted accounting principles and, with reasonable notice during normal business hours and as often as may be reasonably requested but not more frequently than quarterly, permit employees and any authorized representatives of Mortgage Corporation of America at any reasonable time to inspect the properties of the Companies and to examine or audit their books, accounts and records and make copies and memoranda thereof and to discuss them and their affairs, finances and accounts with them and their officers and independent public accountants, and the Companies shall pay the reasonable out of pocket costs and expenses incurred by Mortgage Corporation of America up to a maximum of $1,000 in any calendar year in connection with their exercise of the rights set forth in this section 5.5; and

                  (ii) The Companies will maintain originals or copies if the original has been delivered to Mortgage Corporation of America, of surveys, certificates, correspondence, appraisals, computer programs, tapes, disks, cards, accounting and other records, information or data relating to the Collateral and will give Mortgage Corporation of America prompt written notice of the place where such records will be maintained or of any change in the location of such records.

         Section 5.6 - Further Assurances. The Companies shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as Mortgage Corporation of America shall deem necessary or appropriate to effectuate the purposes of this Agreement.

         Section 5.7 - Liens. The Companies shall not sell or otherwise dispose of any Collateral except as contemplated by the Agreement, or create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral except for the security interests created by this Agreement.

         Section 5.8 - Financial Covenants. In the following financial covenants, the Companies's total liabilities, net worth, adjusted net worth, current assets, and current liabilities shall be calculated in accordance with generally accepted accounting principles, consistently applied.

         The Companies shall at no time cause or permit:

                  (i) its ratio of total liabilities to net worth, to exceed ten to one (10:1);

                  (ii) its ratio of current assets to current liabilities to be less than one half to one (0.5:1); and

                  (iii) its net worth at any time to be less than Twenty-Five Thousand Dollars ($25,000.00).

         Section 5.9 - Financial Statements.

                  (i) As soon as available, but no later than thirty (30) days after the close of each calendar quarter, the Companies shall deliver to Mortgage Corporation of America the balance sheet of the Companies as at the end of such calendar quarter, together with the related statements of income, changes in financial position or cash flows, as the case may be, and stockholders' equity, each prepared in accordance with generally accepted accounting principles and accompanied by a certificate of the chief financial officer of the Companies certifying that such statements are true, accurate and complete. Each of the foregoing shall be prepared and delivered in such form and detail as is satisfactory to Mortgage Corporation of America, in as many copies as Mortgage Corporation of America may request, and with respect to all financial statements, comparative to the preceding quarter.

                  (ii) As soon as available, but no later than ninety (90) days after the close of each calendar year, the Companies shall deliver to Mortgage Corporation of America the balance sheet of the Companies as at the end of such calendar year, together with the related statements of income, changes in financial position or cash flows, as the case may be, and stockholders' equity, each prepared in accordance with generally accepted accounting principles and accompanied by a certificate of the chief financial officer of the Companies certifying that such statements are true, accurate and complete. Each of the foregoing shall be prepared and delivered in such form and detail as is satisfactory to Mortgage Corporation of America, in as many copies as Mortgage Corporation of America may request, and with respect to all financial statements, comparative to the preceding year.


                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         In addition to the other conditions precedent contained in this Agreement, prior to the making of the first Advance hereunder, and as conditions precedent to the obligations of Mortgage Corporation of America hereunder, the Companies shall furnish to Mortgage Corporation of America or cause to be delivered thereto, the following, each in form and substance satisfactory to Mortgage Corporation of America.

         Section 6.1 - Secretary's Certificate. A Secretary's Certificate of the Companies, substantially in the form of Exhibit B attached hereto, with appropriate insertions, attachments and signatures, and containing the seal of the Companies.

         Section 6.2 - Corporate Action. Certified copies of all corporate action taken by the Companies to authorize this Agreement and the Note, and all other documents executed by the Companies in connection herewith and therewith.

         Section 6.3 - Note. The Note dated hereof in substantially the form of Exhibit A duly executed by an Authorized Person.

         Section 6.4 - Guaranty. The Guaranty dated the date hereof in substantially the form of Exhibit D executed by Mark Schaftlein (hereinafter referred to as the "Guarantor"). The Guaranty shall be supported by the Annual Statement of each Guarantor prepared in accordance with generally accepted accounting principals.

         Section 6.5 - Financing Statements. UCC Financing Statements, duly and properly executed by an Authorized Person, in form and substance satisfactory to Mortgage Corporation of America.

         Section 6.6 - Forms. Companies shall use forms customarily used by firms in the mortgage origination business and shall submit copies of all such forms to Mortgage Corporation of America for review, if so requested by Mortgage Corporation of America.


                                  ARTICLE VII
                               EVENTS OF DEFAULT

         Section 7.1 - Events of Default. Each of the following events shall constitute an Event of Default.

                  (i) In each case where Mortgage Corporation of America makes Advance(s) against unexecuted Mortgage Notes (as provided for in Section 2.2 of this Agreement), the failure by Companies for any reason to deliver executed Mortgage Note(s) within five (5) Business Days of the Advance;

                  (ii) The failure of the Companies to make payment of any installment of principal or interest on the Note on a date when due and payable;

                  (iii) The failure of the Companies to make any payment in respect of the Commitment Fee, the Draw Fee or other fee or expense payable hereunder on the date when due and payable;

                  (iv) The Companies shall default in any of its obligations under any Purchase Commitment, or fail to observe or perform any covenant or agreement contained therein;

                  (v) The failure of the Companies to observe or perform any term, covenant or agreement contained in this Agreement or the Note;

                  (vi) Any representation or warranty of the Companies made in this Agreement, or in any certificate, report, opinion (other than an opinion of their counsel) or other document or written instrument delivered or to be delivered pursuant to this Agreement shall have been incorrect or misleading (whether because of misstatement or omission) in any material respect at any time during the term of this agreement; or

                  (vii) Any obligation(s) of the Companies (other than their obligations under the Note), whether as principal, guarantor, surety or other obligor, for the payment of any indebtedness for borrowed money in excess of Twenty-Five Thousand Dollars ($25,000.00) in the aggregate:

                        (a) shall become or shall be declared to be due and
                  payable prior to the expressed maturity thereof, or

                        (b) shall not be paid when due or within any grace
                  period for the payment thereof; or

                  (viii) The holder(s) of any obligation(s) of the Companies (other than their obligations under the Note) in excess of Twenty-Five Thousand Dollars ($25,000.00) in the aggregate shall have the right to declare such obligation(s) due and payable prior to the expressed maturity thereof; or

                  (ix) The Companies shall fail to maintain their corporate existence, or the Companies or Guarantor, or either/any of them, as the case may be, shall;

                        (a) suspend or discontinue their business,

                        (b) make an assignment for the benefit of creditors,

                        (c) admit in writing their or his/her inability to pay
                  their or his/her debts as they become due,

                        (d) file a voluntary petition in bankruptcy,

                        (e) become insolvent (however such insolvency shall be
                  evidenced),

                        (f) file any petition or answer seeking for themselves
                  or himself/herself any reorganization, arrangement, composition, readjustment of debt, liquidation, dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction (any of the foregoing being hereinafter referred to as an "Insolvency Proceeding"),

                        (g) petition or apply to any tribunal for any receiver,
                  custodian or any trustee for any substantial part of their or his/her property,

                        (h) be the subject of any Insolvency Proceeding filed
                  against them or him/her which remains undismissed for a period of thirty (30) days.

                        (i) file any answer admitting or not contesting the
                  material allegations of any petition filed against them or him/her, or of any order, judgment or decree approving such petition, in any Insolvency Proceeding, or seek, approve, consent to, or acquiesce in any Insolvency Proceeding, or in the appointment of any trustee, receiver, custodian, liquidator, or fiscal agent for them or him/her, of any substantial part of their or his/her property,

                        (j) be subject to any order appointing a trustee,
                  receiver, custodian, liquidator or fiscal agent for the Companies or the Guarantor or any substantial part of their or his/her property and such order remains in effect for thirty
                  (30) days, or

                        (k) take any formal action for the purpose of effecting
                  any of the foregoing or looking to the liquidation or dissolution of the Companies or any of the Guarantors; or

                  (x) An order for relief is entered under the United States bankruptcy laws, or any other decree or order is entered by a court having jurisdiction;

                        (a) adjudging the Companies or the Guarantor a bankrupt
                  or insolvent,

                        (b) approving as properly filed a petition seeking
                  reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Companies or the Guarantor under the United States bankruptcy laws or any other applicable Federal or state law,

                        (c) appointing a receiver, liquidator, assignee,
                  trustee, custodian, sequestrator (or other similar official) of the Companies or the Guarantor or of any substantial part of their or his/her property, or

                        (d) ordering the winding up or liquidation of the
                  affairs of the Companies and any such order continues unstayed and in effect for a period of thirty (30) days; or

                  (xi) Any judgment(s) or decree(s) against the Companies in an amount in excess of Twenty-Five Thousand Dollars ($25,000.00) in the aggregate shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days; or

                  (xii) Any regulatory enforcement action by any state or federal agency is entered against the Companies or the Guarantor.

                  (xiii) Guarantor revokes or otherwise disavows the Guaranty.

         Section 7.2 - Occurrence. Upon the occurrence and at any time during the continuance of any Event of Default, Mortgage Corporation of America may notify the Companies that the Facility has been terminated and that the Note has been declared immediately due and payable, provided that upon the occurrence of any Event of Default under Sections 7.1 (viii) or 7.1 (ix), the Facility shall automatically terminate and the Note and all the Obligations shall become immediately due and payable without demand on or notice to the Companies. Except for the notices expressly provided for in this Agreement, the Companies hereby expressly waive any presentment, demand, protest, notice of protest or other notice of any kind. The Companies hereby further expressly waive and covenant not to assert any appraisal, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Agreement or the Note.

         Section 7.3 - Remedies.

                  (i) In the event that the Note shall have become or been declared due and payable, Mortgage Corporation of America may, without notice except as may be required by applicable law:

                        (a) proceed to protect and enforce its rights under this
                  Agreement and the Note by suit in equity, action at law and/or appropriate proceedings, whether for specific performance of any covenant herein contained, in aid of the execution of any power herein granted, for the foreclosure or other realization upon the Collateral, or for the enforcement of any right to the appointment of a receiver for all or any part of the Collateral if it so chooses;

                        (b) exercise any and all rights and remedies provided to
                  a secured party by the UCC as in effect on the date hereof, and Companies hereby waive any right to require it to proceed against any person, to proceed against or exhaust any of the Collateral or pursue their rights and remedies as against the Collateral in any particular order or to pursue any other remedy in their power;

                        (c) take any action the Companies are required to take,
                  or any other reasonably necessary action, to maintain and preserve the Collateral, but Mortgage Corporation of America shall be under no duty to take any such action except as required by law;

                        (d) notify (i) the mortgagor(s) under any Collateral
                  Mortgage Loan, (ii) any maker(s) of any Mortgage Note, and/or
                  (iii) any other persons obligated on any Mortgage Document or item of Collateral, in each case to make payments and deliver other moneys in respect of the Mortgage Documents or other items of Collateral directly to Mortgage Corporation of America and Mortgage Corporation of America shall be entitled to deduct reasonable expenses incurred in connection with the realization from such collections whether administered by Mortgage Corporation of America, the Custodian or other agent for Mortgage Corporation of America, and the Companies shall be liable for any deficiency;

                        (e) take possession of all the Mortgage Documents and
                  other items of Collateral, either directly or through the Custodian or other agent, and may require the Companies to assemble Mortgage Documents and other items of Collateral and make same available to Mortgage Corporation of America, the Custodian or other agent of Mortgage Corporation of America at any place designated by Mortgage Corporation of America which is reasonably convenient to the Companies;

                        (f) upon no fewer than seven (7) days written notice to
                  the Companies, which the parties hereto each deem to be commercially reasonable, (i) sell the Mortgage Documents and other items of Collateral individually or in parcels at any time, at any place within the United States, and on any terms, including, without limitation (but only to the extent not prohibited by law) on credit or through the selling or granting of options to purchase, and such sales may be conditional in such manner as Mortgage Corporation of America deems appropriate, any such disposition may be by public or private proceedings and Mortgage Corporation of America or any of its affiliates may buy at any public sale and, if not prohibited by law, at any private sale, and shall be entitled to apply any and all amounts owing to Mortgage Corporation of America by the Companies in full or partial satisfaction of the purchase price therefor, and upon compliance with the terms of such sale or other disposition, may hold, retain and/or dispose of such Mortgage Documents and other items of Collateral without further accountability therefor, or (ii) sell Collateral Mortgage Loans to any third party or retain them itself on substantially the terms contained in the applicable Purchase Commitment corresponding to such Collateral Mortgage Loans, in which case such sale shall be conclusively deemed to be commercially reasonable by virtue of the fact that each such Purchase Commitment has been bargained for and entered into by the Companies; and

                        (g) retain all of the Mortgage Documents and other items
                  of Collateral in satisfaction of the unpaid obligations,

                  (ii) The Companies agree that upon the occurrence and during the continuance of an event which constitutes an Event of Default hereunder, all cash, proceeds, and instruments received by the Companies on account of any Purchase Commitments or as a result of the sale or other disposition of the Collateral, whether received by the Companies in the exercise of their collection rights thereunder or otherwise, shall be remitted to Custodian in the form received (properly endorsed to the order of Custodian or for collection in accordance with the Custodian's instructions) not later than the Business Day following the day of receipt, to be held as security for the payment of the Obligations secured hereby. The Companies agree not to commingle any such collections or proceeds following the receipt of notice from the Custodian requesting that it not do so with any of its other funds or property and agrees to hold the same upon an express trust for Mortgage Corporation of American until remitted to Custodian.

                  (iii) Any funds received by Mortgage Corporation of America resulting from the sale of Mortgage Loans and other items of Collateral pursuant to the provisions of this Section 7.3, shall be applied by Mortgage Corporation of America in the following manner and order; first, to reimburse Mortgage Corporation of America for the reasonable expenses incurred in connection with the retaking, holding, preparing for sale and selling of such Mortgage Loans and other items of Collateral (including, without limitation, reasonable attorney and legal fees, costs, and disbursements); second, to the payment of interest due on the Note; third, to the payment of all fees and expenses due from the Companies; fourth, to the payment of the outstanding principal balance of the Note; fifth, to the payment of all other amounts due hereunder; and the excess to whomever is entitled thereto.

                  (iv) Upon the completion of any sale or other disposition of Mortgage Loans or other items of Collateral under this Section 7.3, full title and right of possession to such Mortgage Loans and other items of Collateral shall pass to such purchaser or purchasers forthwith. Nevertheless, if so requested by Mortgage Corporation of America or by any purchaser, the Companies shall confirm any such sale or transfer by executing and delivering to such purchaser all instruments of conveyance and transfer and releases reasonably requested by Mortgage Corporation of America as (A) shall be necessary or desirable to divest all right, title, interest, claim and demand whatsoever of the Companies of, in and to the Collateral so sold or disposed of an (B) shall be a perpetual bar, both at law and in equity, against the Companies, all persons claiming the Mortgage Loans or other items of Collateral sold or disposed of, or any part thereof, through the Companies, and them and their successors and assigns.

                  (v) The Companies agree, to the fullest extent that they may lawfully so agree, that neither they nor anyone claiming from, through or under them, will claim, seek or take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in order to prevent, hinder or delay (A) the enforcement or foreclosure of this Agreement and/or the interests granted pursuant to this Agreement, or (B) the absolute sale or other disposition of Mortgage Loans or other items of Collateral or any part thereof, immediately after such sale or other disposition, the purchaser thereof or Mortgage Corporation of America shall be entitled to notify all obligers on the Collateral that the Collateral has been assigned to the purchase or to Mortgage Corporation of America and that all payments thereon are to be made directly to the purchaser, to Mortgage Corporation of America, or such other party as may be designated by the purchaser or Mortgage Corporation of America. The Companies, for themselves and all who may at any time claim from, through or under them, hereby waive, to the fullest extent that they may lawfully do so, the benefit of all debtor protection laws, and any and all right to have any of the property comprising the Mortgage Loans or other items of Collateral marshaled upon any such sale, and agree that Mortgage Corporation of America or any court having jurisdiction to foreclose the security interest granted herein may sell the Collateral as an entirety or in such portions as Mortgage Corporation of America may determine.

                  (vi) No moneys received by Mortgage Corporation of America pursuant to this Section 7.3 need be segregated by Mortgage Corporation of America in any manner except to the extent required by law, and any such moneys may be deposited in a non-interest-bearing account held by Mortgage Corporation of America under such general conditions as may be prescribed by law applicable to Mortgage Corporation of America.

                  (vii) In connection with the exercise of its rights pursuant to this Section 7.3, Mortgage Corporation of America may, but shall be under no duty to, demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize upon the Mortgage Loans or other items of Collateral, its own name or in the name of the

Companies, as it may in its sole discretion may determine, provided that Mortgage Corporation of America shall not be liable for:

                        (a) the failure to collect any payment of interest or
                  principal on any Collateral Mortgage Loan, or

                        (b) the failure to enforce any contract right, or

                        (c) any action or omission, other than willful
                  misconduct, in connection with the collection of any payment of interest or principal on any Collateral Mortgage Loan or the enforcement of any contract right, on the part of Mortgage Corporation of America or any of its directors, officers, agents, or employees.

                  (viii) Mortgage Corporation of America and the Companies further agree that it should be deemed commercially reasonable if Mortgage Corporation of America proceeds in the manner described herein but that such procedures are not intended to be exclusive nor shall they be deemed to limit or prohibit any other procedure which may be commercially reasonable or otherwise permitted by applicable law.


                                  ARTICLE VIII
                                 MISCELLANEOUS

         Section 8 - Indemnification. The Companies shall indemnify and hold Mortgage Corporation of America harmless from and against any and all claims, damages and liabilities and all costs and expenses Mortgage Corporation of America may incur (including reasonable attorney and legal fees, costs, and disbursements) relating to violations or alleged violations of law or governmental regulations with respect to each Collateral Mortgage Loan, unless caused by the willful misconduct of Mortgage Corporation of America or any of its directors, officers, agents or employees.

         Section 8.2 - Fees and Expenses. The Companies agree to reimburse Mortgage Corporation of America for all reasonable costs and out-of-pocket expenses paid or incurred by Mortgage Corporation of America (including reasonable attorney and legal fees, costs, and disbursements) in connection with the collection and enforcement of this Agreement, the Note and any other documents prepared in connection herewith and therewith, and the Mortgage Documents and other items of Collateral and the administration thereof.

         Section 8.3 - Termination. Either the Companies or Mortgage Corporation of America may terminate this Agreement upon thirty (30) days written notice to the other party.

         Section 8.4 - Notices. Except as otherwise specifically provided herein, all notices, requests, consents, demands, waivers and other communications hereunder and under the Note and all statements, reports, documents, certificates and papers required to be delivered hereunder shall be in writing and shall be mailed by first class mail or sent by telegram, telecopy or telex or delivered in person or by reputable overnight delivery service, to the respective parties to this Agreement as follows:


                to Companies:  Westmark Group Holdings, Inc. and Westmark Mortgage Corporation, Inc.
                               355 NE 5th Ave.
                               Delray Beach, FL 33483

              with Copies to:  Mark Schaftlein

to Mortgage Corp. of America:  Mortgage Corporation of America
                               23999 Northwestern Hwy., Ste. 102
                               Southfield, MI 48075
                               Attention: Ann Schwartz


or such other person or address as a party hereto shall designate to the other parties hereto from time to time in writing forwarded in like manner. Any notice, request, consent, demand, waiver or communications given in accordance with the provisions of this Section 8.4 shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at its address specified above, or, if sent by first class mail, on the third Business Day after the day when deposited in the mail, postage prepaid, and addressed to such party at such address, provided that notices of change of address shall be deemed to be effective when actually received.

         Section 8.5 - [Reserved]

         Section 8.6 - Integration. This Agreement supersedes all prior agreements and understandings of the parties hereto relating to the subject matter hereof.

         Section 8.7 - CHOICE OF LAW; JURISDICTION AND VENUE, THIS AGREEMENT, THE NOTE, AND THE ADVANCES AND LOANS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS, IF ANY SUIT IS INSTITUTED IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE COMPANIES AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION AND TO THE LAYING OF VENUE IN THE COUNTY OF OAKLAND, STATE OF MICHIGAN, OR THE FEDERAL DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN.

         Section 8.8 - Set Off. Regardless of the adequacy of any collateral security held by Mortgage Corporation of America and in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, any sums credited by or due from Mortgage Corporation of America to the Companies, and all sums credited by or due from any affiliate of Mortgage Corporation of America to the Companies, shall at all times constitute collateral security for all Obligations of the Companies to Mortgage Corporation of America and, upon the occurrence of an Event of Default (after giving any notice and the expiration of any grace period contained in the definition thereof and without notice to the Companies, or to any other person, such notice being herein expressly waived) such sums may be set off by Mortgage Corporation of America against, or delivered over by such affiliate to Mortgage Corporation of America in respect of, any and all liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Companies to Mortgage Corporation of America.

        Section 8.9 - Headings, etc. The section headings are inserted in this Agreement for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement or any of the other documents executed and delivered in connection with the transaction contemplated by this Agreement.

        Section 8.10 - Independence of Covenants, All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or potential Event of Default if such action is taken or condition exists.

        Section 8.11 - Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or of the Note, or consent to any departure by Companies therefrom, shall in any event be effective without the written concurrence of Mortgage Corporation of America (other than termination of this entire Agreement pursuant to Section 8.3). Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given, No notice to or demand on the Companies in any case shall entitle the Companies to any other or further notice or demand in similar or other circumstances except as specifically required herein, in the Note, or in applicable law,

        Section 8.12 - Survival of Warranties and Certain Agreements.

                         (i) All covenants, agreements, representations and
                    warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Note,

                         (ii) Notwithstanding anything in this Agreement or
                    implied by law to the contrary, the agreements of the Companies set forth in Sections 8.1 and 8.,2 shall survive the payment of the Advances and the Note and the termination of this Agreement.

        Section 8.13 - Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Mortgage Corporation of America in the exercise of any power, right or privilege hereunder or under the Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. Mortgage Corporation of America shall not be liable for consequential or incidental damages or lost profits due to its refusal to extend credit or make any Advance hereunder, All rights and remedies existing under this Agreement and/or the Note are cumulative to and not exclusive of, any rights or remedies otherwise available.

        Section 8.14 - Severability. In case any provision in or obligation under this Agreement or the Note shall be invalid, illegal or unenforceable in any jurisdiction where enforcement is sought, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby,

        Section 8.15 - Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and written or telephonic notification of such execution and authorization of delivery thereof has been received by the other party.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

        Companies:      Westmark Group Holdings, Inc. and
                        Westmark Mortgage Corporation, Inc.
                        -------------------------------------------

               by:      Mark Schaftlein
                        -------------------------------------------

        Signature:      /s/ Mark Schaftlein
                        -------------------------------------------

              its:      CEO
                        -------------------------------------------

                        Mortgage Corporation of America

               by:
                        -------------------------------------------

        Signature:
                        -------------------------------------------

              its:
                        -------------------------------------------

                                   EXHIBIT A

                                  Form of Note

                                      NOTE

        FOR VALUE RECEIVED, Westmark Group Holdings, Inc., a Delaware Corporation and Westmark Mortgage Corporation, a California Corporation (the "Companies"), hereby promise to pay to the order of Mortgage Corporation. of America at its offices at 23999 Northwestern Highway, Ste. 102, Southfield, Michigan 48075, in lawful money of the United States that is immediately available to Mortgage Corporation of America the lesser of (i) the principal sum of Two Million Dollars and Zero Cents ($2,000,000), or (ii) the aggregate outstanding principal balance of the Advances and/or Loan made by Mortgage Corporation of America to the Companies pursuant to that certain Mortgage Warehousing and Security Agreement, dated as of ____________, 1997, between the Companies and Mortgage Corporation of America (as same may be amended from time to time, the "Agreement"). This note is the Note referred to in the Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Advances and/or Loan evidenced hereby are made and are to be repaid. Capitalized terms used herein which are defined in the Agreement shall have the same meanings as therein defined.

        Proceeds received from sales or other dispositions of Collateral Mortgage Loans shall be applied to repay any outstanding Advances plus interest and fees, due. Mortgage Corporation of America shall apply such proceeds in the following order: (A) to pay in full any fees or penalties owing by the Companies to Mortgage Corporation of America, (B) then to pay in full all outstanding interest accrued pursuant to the terms of the Note as of the date of Mortgage Corporation of America's receipt of the Proceeds, (C) the to pay principal outstanding under the Note.

        The aggregate principal balance of all Advances outstanding from time to time and accounted for as part of the Wet Sublimit shall bear interest at a floating rate equal to the Prime Rate plus Two percent (2.0%), and the aggregate principal balance of all other Advances outstanding from time to time shall bear interest at a floating rate equal to the Prime Rate plus One percent (1.0%). The Prime Rate referred to in this Note, which is the Prime Rate as published in the Wall Street Journal, shall be adjusted on and as of the effective date of any change in the Prime Rate as published in the Wall Street Journal. In the event that the Wall Street Journal ceases publication of the Prime Rate, then Mortgage Corporation of America may, in its sole discretion, select a similar rate for the purposes of determining the interest rate due under this Note, provided that neither the value of this newly chosen rate nor its fluctuations from time to time is controlled by Mortgage Corporation of America.

        After Maturity as to any Loan or after the Expiration Date, or in any event as of ________________, 1998, to the extent not paid in full as required herein, the unpaid principal balance of all Loans shall, to the extent permitted by applicable law, bear interest at a rate per annum equal to the Prime Rate plus Seven Percent (7.0%), payable on demand, whether before or after the entry of any judgment thereon, computed and adjusted as set forth above.

        All interest hereon shall be calculated based on a 360 day year for the actual number of days elapsed,

        If any sum hereunder becomes due and payable on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of interest.

        The Companies hereby waive presentment, demand, protest and notice of any kind in connection with this Note.

        This Note is subject to mandatory principal prepayments upon the terms provided in the Agreement, and is entitled to the benefits and collateral security provided by the pledge of Mortgage Loans and other Collateral pursuant to the Agreement and by the Guaranty executed by Mark Schaftlein.

        The Agreement and this Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Michigan, without regard to principles of conflict of laws.

        Upon the Expiration Date, the occurrence or an Event of Default, or in any event on _____________, 1998, the unpaid balance of the principal amount of this Note and all other amounts due hereunder shall become, and shall be declared to be, due and payable it the manner, upon the conditions, and with the effect provided in the Agreement.

        The terms of this Note are subject to amendment only in the manner provided in the Agreement,

        No reference herein to the Agreement and no provision of this Note or the Agreement shall alter or impair the obligation of the Companies, which is absolute and unconditional, to pay the principal and interest on this Note and all other amounts due hereunder in the manner provided herein and in the Agreement,

        The Companies promise to pay all costs and expenses, including reasonable attorney fees, incurred in the collection and enforcement of this Note.

        Usury: It is the intention of the Companies and Mortgage Corporation of America to conform in good faith with all applicable usury laws. In furtherance thereof, the Companies and Mortgage Corporation of America, for themselves and their successors and assigns, stipulate and agree that the terms and provisions contained herein or in any other instrument evidencing the indebtedness described herein or securing such debt shall never be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum permitted under applicable law. The Companies shall never be liable for unearned interest and shall never be required to pay interest on the Note in excess of the maximum permitted by applicable law. In the event the holder hereof shall collect monies which arc determined by a court of competent jurisdiction to constitute interest in excess of the maximum lawful rate, the collection of such excess shall be deemed to be a mistake and said excess shall at once be credited upon the principal then outstanding and, if such credit does not eliminate the excess, any additional amount shall be immediately refunded to the Companies.

        IN WITNESS WHEREOF, the Companies have caused this Note to be executed on the date first written above.

                        Westmark Group Holdings, Inc. and
                        Westmark Mortgage Corporation ("Companies")

                        by: Mark Schaftlein
                            ---------------------------------------

                        signature: /s/ Mark Schaftlein
                                   --------------------------------

                        Title:  CEO
                               ------------------------------------

                        Date:
                              -------------------------------------

                                    EXHIBIT B

                             Secretary's Certificate

                                    EXHIBIT C

                                 Litigation List

                                    EXHIBIT D

                                Form of Guaranty

                               CONTINUING GUARANTY


     This Continuing Guaranty is entered into as of the _____ day of __________, __________ by the undersigned (the "Guarantor"), in favor of Mortgage Corporation of America, a Michigan Corporation.

     Mortgage Corporation of America is willing to extend credit to Westmark Group Holdings, Inc. and Westmark Mortgage Corporation (hereafter, the "Companies") as provided in the Mortgage Warehousing and Security Agreement dated as of the _____ day of __________, 1997, between the Companies and Mortgage Corporation of America (the "Agreement") upon the condition that the indebtedness of the Companies thereunder is guaranteed by the Guarantor. The Guarantor has an interest in the financial success of the Companies and recognizes and agrees that the financial accommodations from Mortgage Corporation of America to the Companies as evidenced by the Agreement are necessary and desirable to promote Guarantor's interest.

     Based upon the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor agrees as follows:

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1 -- Certain Defined Terms. As used in this Continuing Guaranty, the following terms shall have the following meanings, unless the context otherwise requires:

(i) "Guaranty" means this guaranty of the Guarantor.

(ii) "Obligations" means indebtedness of the Companies and the Guarantor in its most comprehensive sense and includes:

     (A) any and all notes, advances, debts, fees, costs, expenses and liabilities of the Companies (including, without limitation, reasonable attorney and legal fees, costs, disbursements and the obligations of the Companies under Sections 8.1 and 8.2 of the Agreement) now and hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising out of the Agreement and whether recovery on such Obligations may be or hereafter become barred by any statute of limitations, or whether such Obligations may be or hereafter become otherwise unenforceable;

     (B) an amount equal to interest on such amounts (including any interest which would have accrued but for the commencement of a case or proceeding under the federal bankruptcy laws) as the post-Maturity rate applicable to the Note(s); and

     (C) those expenses set forth in Section 3.5 of this Guaranty.

(iii) "Payment in full", "paid in full" or any such similar term, with respect to the Obligations, means payment in full of the Obligations, including, without limitation, all principal, interest, costs, fees and expenses (including, without limitation, legal fees and disbursement) of Mortgage Corporation of America or its agent(s). (iv) "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

Section 1.2 -- Other Definitional Provisions.

(i) All capitalized terms used herein and not otherwise defined herein have the meanings given such terms in the Agreement.

(ii) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Agreement, the terms, conditions and provisions of the Agreement shall prevail.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

Section 2.1 -- Representations and Warranties. The Guarantor hereby makes the following representations and warranties to Mortgage Corporation of America.

(i) Binding Agreement. This Guaranty constitutes the valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting the enforcement of creditors' rights, or by general equitable principles.

(ii) Litigation. There are no actions, suits or arbitration proceedings (whether or not purportedly on behalf of the Guarantor) pending or, to the knowledge of such Guarantor, threatened against him/her or maintained by him/her, at law or in equity, before any governmental body which have a material adverse effect on his/her financial condition, business or property. There are no proceedings pending or, to the knowledge of the Guarantor, threatened against him/her which call into question the validity or enforceability of this Guaranty.

(iii) No Conflicting Agreements. The Guarantor is not in default under any agreement to which he/she is a party or by which any of his/her property is bound the effect of which might have a material adverse effect on his/her financial condition, business or property. No provision of any existing mortgage, indenture, contract, agreement, statute (including, without limitation, any applicable usury or similar law), rule, regulation, judgment, decree or order binding on the Guarantor or affecting his/her property conflicts with, or requires any consent under, or would in any way prevent the execution, delivery or performance of the terms of, this Guaranty, and such execution, delivery or performance will not constitute a default under, or result in the creation or imposition of, or obligation to create, any lien upon his/her property pursuant to the terms of any such mortgage, indenture, contract or agreement.

(iv) Compliance with Applicable Laws and Legal Process. The Guarantor is not in default with respect to any judgment, order, writ, injunction, decree or decision of any governmental body which default could have a material adverse effect on his/her financial condition, business or property.

(v) Receipt of Documents. The Guarantor has received copies of the Agreement and all exhibits and schedules thereto (collectively, the "Documents") and has read the Documents, knows and understands their contents, and has approved of same. If evidence of approval has not yet been given, execution of this Guaranty constitutes such approval.

                                   ARTICLE III
                                  THE GUARANTY

Section 3.1 -- The Obligations. The Guarantor hereby unconditionally guaranties and promises to pay and perform in full to Mortgage Corporation of America in lawful money of the United States, on demand, after an Event of Default or the breach of any material covenant under the Agreement, any and all of the Obligations.

Section 3.2 -- Liability of Guarantor. The Guarantor shall be liable as follows:

(i) This Guaranty is a guaranty of payment and not of collection or collectibility.

(ii) This is a continuing guaranty relating to the Obligations, including Obligations arising under successive borrowing transactions under the Agreement which shall either continue the Obligations or from time to time renew them after they have been satisfied. In the case of a Guarantor which revokes this Guaranty, this Guaranty shall not include any Obligations created after actual receipt by Mortgage Corporation of America of written notice of said Guarantor's revocation as to future transactions; provided, however, that any such revocation shall not affect (A) such Guarantor's liability for the Obligations outstanding at the time of actual receipt of such written notice or any extension of such outstanding Obligations or any other modification of the time or manner of payment thereof following any such revocation, or (B) the liability of the non-revoking Guarantor(s) under this Guaranty (or one similar to it executed on separate pages).

(ii) The obligations of the Guarantor hereunder are independent of the Obligations of the Companies and the obligations of any other guarantor of the Obligations of the Companies, and a separate action or actions may be brought and prosecuted against the Guarantor (and each of them separately, or some of them and not others, all within Mortgage Corporation of America's sole and unfettered discretion) whether any action is brought against the Companies relative to the Obligation(s).

Section 3.3 -- Waivers by Guarantor.

(i) The Guarantor hereby waives any right to require Mortgage Corporation of America (A) to proceed against or exhaust any Collateral Mortgage Loan(s), (B) to proceed against the Companies, any other guarantor of the obligations of the Companies or any other Person, (C) to proceed against or exhaust any other security held from the Companies and other guarantor of the obligations of the Companies or any other Person, and/or (D) to pursue any remedy whatsoever in the power of Mortgage Corporation of America.

(ii) The Guarantor waives any defense arising by reason of any disability or any other defense of the Companies including, without limitation, (A) any defense based on or arising out of the enforceability of the Obligation(s) of the Companies to Mortgage Corporation of America or by reason of the cessation from any cause whatsoever of the liability of the Companies other than payment in full of the Obligation(s), and (B) to the full extent permitted by law, all defenses, rights and benefits the Guarantor may have under federal law, Michigan law, the law of any other state or territory, or other applicable law.

(iii) Until the Obligation(s) shall have been paid in full, the Guarantor shall withhold exercise of (A) any right of subrogation, (B) any right to enforce any remedy which Mortgage Corporation of America now has or may hereafter have against the Companies or (C) any benefit of, and any right to participate in, any security now or hereafter held by Mortgage Corporation of America. The Guarantor hereby waives all set-offs, counterclaims, presentments, protests, notices of protests, notices of dishonor, notices of any action or non-action, including acceptance of this Guaranty, notices of default under the Agreement or any agreement related thereto, and notice of any other extension of credit to the Companies and any right to deferral or modification of the Guarantor's obligations hereunder by reason of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding. Mortgage Corporation of America agrees that at such time as the Obligation(s) has been paid in full and the Agreement has been terminated, Mortgage Corporation of America shall endorse and assign the Notes representing the Obligation(s) to the Guarantor to the extent that the Guarantor has made payment on the Obligation(s), and, in addition, shall assign to the Guarantor any and all rights to any Collateral then held by for payment of the Obligation(s).

Section 3.4 -- Subordination of Other Obligation(s). Any obligation(s) of the Companies for borrowed money now or hereafter held by the Guarantor is hereby subordinated to the Companies's obligation to pay in full the Obligation(s) owing (now or hereafter) to Mortgage Corporation of America under the Agreement, and in the event the Companies shall default in the payment of the Obligation(s), any indebtedness of the Companies to Guarantor collected or received by the Guarantor after such default (regardless of whether Guarantor is aware of such default) shall be held in trust for Mortgage Corporation of America and shall be paid over to Mortgage Corporation of America immediately upon demand. The Guarantor agrees that amounts paid over to Guarantor pursuant to the subordination provisions of the Section 3.4 shall be separate and apart from the liability of the Guarantor pursuant to Section 3.2 of this Guaranty.

Section 3.5 -- Expenses. The Guarantor hereby agrees to pay on demand to Mortgage Corporation of America all fees, costs and expenses (including, without limitation, reasonable attorney and legal fees, costs, and disbursements) which may be incurred by Mortgage Corporation of America in the enforcement of this Guaranty.

Section 3.6 -- Termination of this Guaranty. This Guaranty shall remain in effect until (A) all of the Obligation(s) shall have been in full, and (B) no portion of any payment(s) or performance(s) is subject to avoidance or recovery directly or indirectly from Mortgage Corporation of America as a preference, fraudulent transfer or otherwise in any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Companies, and (C) the Agreement has been terminated. At such time, this Guaranty shall automatically terminate without any action on the part of any part hereto, subject to automatic revival only if the Obligation(s) are at any time and for any reason revived.

Section 3.7 -- Loans to Companies. Loans may be made to the Companies or be continued from time to time without notice to or authorization from the Guarantor regardless of the financial or other condition of the Companies at the time of any such grants or continuations. Such grants or continuations shall be within the scope of this Guaranty except as provided in Section 3.2(ii) hereof.

Neither Mortgage Corporation of America nor any other Person shall have any obligation to disclose or discuss with the Guarantor its/their assessment of the financial condition of the Companies. Guarantor assumes the responsibility for being and staying informed of the financial condition of the Companies and of all circumstances bearing upon the risk of non-payment of the indebtedness guaranteed hereunder.

Section 3.8 -- Rights Cumulative. The rights, powers and remedies given to Mortgage Corporation of America by and under this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Mortgage Corporation of America by virtue of any statute or rule of law, or in the Agreement, any other agreement between the Companies and Mortgage Corporation of America or any other agreement between the Guarantor and Mortgage Corporation of America.

Section 3.9 -- Real Property Security. The Guarantor agrees that if all or a portion of the Obligation(s) or this Guaranty is at any time secured by a mortgage or deed of trust covering interests in real property, Mortgage Corporation of America, in its sole discretion, without notice or demand and without affecting the liability of the

Guarantor under this Guaranty, may (pursuant to the terms of the Agreement or the terms of the mortgage or deed of trust, or otherwise) foreclose the mortgage or deed of trust and the interests in real property secured thereby by nonjudicial sale, and the Guarantor hereby waives any defense to the recovery by Mortgage Corporation of America against the Guarantor of any deficiency after a nonjudicial sale and the Guarantor expressly waives any defense or benefits that may be derived from applicable law.

Section 3.10 -- Bankruptcy. So long as any Obligation(s) shall be owing to Mortgage Corporation of America, the Guarantor shall not commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against the Companies. The obligations of the Guarantor under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Companies or by an defense which the Companies may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. Mortgage Corporation of America shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to take. The Guarantor acknowledges and agrees that any interest on the Obligation(s) which accrues after the commencement of any such proceeding (or, if interest on any portion of the Obligation(s) ceases to accrue by operation of law by reason of commencement of said proceeding, such interest as would have accrued on any such portion of the Obligation(s) if said proceeding had not been commenced) shall be included in the Obligation(s) because it is the intention of the parties that the Obligation(s) which is guaranteed by the Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve the Companies of any portion of such Obligation(s). The Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Mortgage Corporation of America, or allow the claim of Mortgage Corporation of America in respect of, any such interest accruing after the date of which such proceeding is commenced. In the event that all or any portion of the Obligation(s) is paid or performed by the Companies, the obligations of the Guarantor hereunder shall continue and remain in full force and effect in the event that all or part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from Mortgage Corporation of America as a preference, fraudulent transfer or otherwise in such proceeding.

Section 3.11 -- Set Off. In addition to all liens upon, and rights of set off against the moneys, securities or other property of the Guarantor given to Mortgage Corporation of America by law, Mortgage Corporation of America shall have a lien upon and a right of set off against all moneys, securities and other property of the Guarantor now or hereafter in the possession of Mortgage Corporation of America or any of its affiliates whether held in a general or special account of deposit, or for safekeeping or otherwise, and every such lien and such right of set off may be (i) exercised without demand upon or notice to the Guarantor or (ii) delivered over by such affiliate to Mortgage Corporation of America in respect thereof. No lien or right of set off shall be deemed to have been waived by any act or conduct on the part of the Mortgage Corporation of America or by any neglect to enforce such lien or exercise such right of set off, or by any delay in so doing, and every lien and right of set off shall continue in full force and effect until such lien or right of set off is specifically waived or released by an instrument in writing executed by Mortgage Corporation of America.

Section 3.12 -- Events of Default.

(ii) Unless and until all of the Obligations have been paid in full and all of the Companies's duties, liabilities and obligations under the Agreement have been paid, performed, and/or terminated, it shall be an Event of Default under the Agreement for any Guarantor to:

     (A) Sell, assign, convey, transfer or otherwise dispose of any of the Guarantor's ownership interest in the Companies (whether represented by capital stock, partnership interest or otherwise) now owned or hereafter acquired by such Guarantor beneficially or of record (the "Ownership Interest") or any interest of such Guarantor in the Ownership Interest now existing or hereafter acquired;

     (B) Suffer or permit the transfer, disposition, sale, conveyance or loss of the Ownership Interest or any interest of such Guarantor therein by or through any voluntary or involuntary means, including, without limitation, pursuant to any attachment, foreclosure or other enforcement of any voluntary or involuntary lien, security interest, claim or encumbrance, or any execution, sheriff sale or other action to enforce any judgment, order of decree, or any confiscation or forfeiture pursuant to any law, contract or any other legal process or otherwise; or

     (C) Mortgage, pledge, hypothecate or create, suffer or permit to exist any security interest, lien, claim or encumbrance of any kind or nature upon the Ownership Interest or any interest of such Guarantor therein.

(ii) Each Guarantor shall defend his/her right and title to the Ownership Interest and take every possible action to ensure that his/her right, title and interest in and to such Ownership Interest shall remain unattached, unencumbered and free from any lien, security interest, levy or any other legal process.

(iii) In the event of receipt of Notice by any Guarantor of Attachment against the Ownership Interest, such Guarantor shall immediately notify Mortgage Corporation of America in writing of receipt of the Notice, and immediately defend against such Attachment. Within 10 days of receipt of Notice, and in no event later than 5 days before a sale (or any removal from such Guarantor's possession of control) of such Ownership Interest, such Guarantor shall eliminate any Attachment asserted against any of such Ownership Interest. In the event the Mortgage Corporation of America has received Notice as provided in this Section 3.12 (iii), Mortgage Corporation of America may, but shall be under no obligation to, take any action it deems advisable, in its sole discretion, to eliminate any such Attachment, and the applicable Guarantor shall immediately reimburse the Mortgage Corporation of America for all costs and expenses incurred in connection therewith.

Section 3.13 -- Notice of Event of Default. Each Guarantor agrees to notify Mortgage Corporation of America of the occurrence of an Event of Default under the Agreement or under this Guaranty promptly after he/she has obtained knowledge thereof.

Section 3.14 -- Remedies.

(i) Upon the occurrence and at any time during the continuance of an Event Of Default, Mortgage Corporation of America may notify the Companies that the Facility has been terminated and that the Note has been declared immediately due and payable, provided that upon the occurrence of any Event of Default under
Section 7.1(viii) or 7.1(xi) of the Agreement or Section 3.12 of the Guaranty, the Facility shall automatically terminate and the Note and all the Obligations shall become immediately due and payable without demand on or notice to the Companies.

(ii) In the Event that the Note shall have become or been declared due and payable, Mortgage Corporation of America may, without notice except as may be required by applicable law, take action as described and provided for in Section
7.3 of the Agreement and/or may proceed against the Guarantor to collect all of the Obligations hereunder which Guarantor agrees to pay promptly upon demand.

                                   ARTICLE IV
                                 MISCELLANEOUS

Section 4.1 -- Notices. Any notice or other communication herein required or permitted to be given shall be in writing or by telex, telephone or telecopy transmission with subsequent written confirmation, and may be personally served or sent by first class United States mail and shall be deemed to have been given upon

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

receipt by the party notified. For the purposes hereof, the address of the Guarantor and Mortgage Corporation of America (until notice of a change thereof is delivered as provided in this Section 4.1) shall be as follows:

                   GUARANTOR(S):     Mark Schaftlein
                                     217B Gleason St.
                                     Delray Beach, FL
                                     33483

Mortgage Corporation of America:     Mortgage Corporation of America
                                     23999 Northwestern Hwy. Ste. 102
                                     Southfield, MI 48075
                                     Attention: Ann Schwartz

Section 4.2 -- Taxes. All tax returns of each Guarantor required to be filed by him/her have been and will be timely filed and all taxes, assessments, fees and other governmental charges upon such Guarantor and his/her properties, assets and income have been and will be paid when due and payable except to the extent being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, and a reserve or other appropriate provision as shall be required in conformity with generally accepted accounting principles shall have been made therefor.

Section 4.3 -- Successors and Assigns. This Guaranty shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Guarantor shall not assign this Guaranty or any of the rights or obligations of the Guarantor hereunder without prior written consent of Mortgage Corporation of America.

Section 4.4 -- Failure or Delay Not a Waiver. No delay or omission by Mortgage Corporation of America to exercise any right under this Guaranty shall impair any such right, nor shall it be constructed to be a waiver thereof. No waiver of any single breach or default under this Guaranty shall be deemed a waiver of any other breach or default or a waiver of the same breach or default at a subsequent time.

Section 4.5 -- Entire Guaranty. This Guaranty and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto, and supersede all oral negotiations and prior writings in respect to the subject matter hereof.

Section 4.6 -- Waiver. No waiver of any term, condition or requirement under this Guaranty shall be effective unless upon written consent of Mortgage Corporation of America. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

Section 4.7 -- CHOICE OF LAW: JURISDICTION AND VENUE. THIS AGREEMENT, THE NOTE, AND THE ADVANCES AND LOANS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. IF ANY SUIT IS INSTITUTED IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE COMPANIES AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION AND TO THE LAYING OF VENUE IN THE COUNTY OF OAKLAND, STATE OF MICHIGAN, OR THE FEDERAL DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN. EACH GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT SHALL BE CONCLUSIVE AND BINDING UPON HIM/HER.

Section 4.8 -- Headings. Section headings are for reference only, and shall not affect the interpretation or meaning of any provision of this Guaranty.

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

Section 4.9 -- Severability of Provisions. The illegality or unenforceability of any provision of the Agreement or this Guaranty or any instrument or agreement required hereunder shall not in any way affect or impair the legality of enforceability of the remaining provisions of this Guaranty or any instrument or agreement required hereunder.

Section 4.10 -- No Effect on Other Agreements. Nothing herein shall in any way limit the effect of the conditions set forth in any other agreement executed by the Guarantor, but each and every condition hereof shall be in addition thereto.

Section 4.11 -- Service of Process. Process may be served in any suit, action, or proceeding of the nature referred to in Section 4.11 either (i) by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of each Guarantor set forth herein or to any other address of which such Guarantor shall have given written notice as set forth herein or in the Agreement, or (ii) without affecting the efficacy of the service, if any, made pursuant to clause, by serving a copy thereof in any other manner consistent with Michigan law. Each Guarantor agrees that any such service shall be deemed in every respect effective service of process upon such Guarantor in any such suit, action or proceeding, and shall to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to him/her.

Section 4.12 -- No Limitation on Service or Suit. Nothing in this Guaranty shall affect the right of Mortgage Corporation of America to serve process in any matter permitted by law or limit the right of Mortgage Corporation of America to bring proceedings against Guarantor in the courts of any jurisdiction or jurisdictions.

                                        Guarantor:     Mark Schaftlein

                                        Signature:     /s/ Mark Schaftlein
                                                       ------------------------
                                                       Mark Schaftlein

                                                       /s/ Payton Story III
                                                       ------------------------
                                                       Payton Story III


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

                                   EXHIBIT E

                          Form of Request for Advance











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